EXHIBIT 10.5
Notice of Restricted Stock Grant

Sun Healthcare Group, Inc.
2009 Performance Incentive Plan

Name of Grantee:	[_____________]

Number of
Restricted Shares:	[_____________]

Date of Grant:	[____________]

Vesting:
Performance Requirement. The restricted shares are subject to a performance requirement, which is the attainment by Sun Healthcare Group, Inc. (the “Corporation”) of a performance target based on one of the Business Criteria (as defined in Section 5.2.2 of the Plan) for the performance period beginning on [____________] and ending on [____________]. Except as described below with respect to certain terminations of your employment or services occurring before the end of the performance period, your restricted shares will only become eligible to vest if the performance requirement is achieved. If the Corporation fails to achieve the performance requirement, your unvested restricted shares will automatically terminate at the end of the performance period. The Corporation will establish the applicable Business Criteria and performance target constituting the performance requirement prior to the start of the performance period.

Continued Service Vesting Schedule. The restricted shares that are eligible to become vested pursuant to the performance requirement described above shall become vested and nonforfeitable as follows if you are employed by or providing services to the Corporation or its subsidiaries on the applicable vesting date: (i) 25% of the restricted shares shall vest on each of the following dates: [____________], subject to earlier termination as provided in the Terms and Conditions of Restricted Stock Award; and (ii) the restricted shares, to the extent then outstanding and unvested, shall become vested in full upon (A) the date of your death or Disability (as defined in the Plan) or (B) if, upon or after a Change in Control (as defined in the Plan), your employment by Sun Healthcare Group, Inc. or one of its subsidiaries is terminated either by your employer for any reason other than Good Cause (as defined in the Plan) or you terminate employment for Good Reason (as defined in the Plan).

By signing your name below, you accept this restricted stock award and acknowledge and agree that the restricted shares are granted under and governed by the terms and conditions of the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Restricted Stock Award, both of which are hereby made a part of this document.

“GRANTEE” _________________________________ Signature	SUN HEALTHCARE GROUP, INC., a Delaware corporation _________________________ By: Its:

Terms and Conditions of Restricted Stock Award

Sun Healthcare Group, Inc.
2009 Performance Incentive Plan

1.    Grant of Restricted Stock.

These Terms and Conditions of Restricted Stock Award (these “Terms”) apply to a particular restricted stock award (the “Award”) if incorporated by reference in the Notice of Restricted Stock Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Date of Grant.” The Award was granted under and subject to the Sun Healthcare Group, Inc. 2009 Performance Incentive Plan (the “Plan”). The number of restricted shares of the Common Stock of the Corporation covered by the Award (the “Restricted Stock”) are subject to adjustment under Section 7.1 of the Plan. Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.
2.    Vesting. The Award is subject to vesting, with the vesting schedule as set forth in the Grant Notice, and subject to earlier termination or acceleration and subject to adjustment as provided herein and in the Plan.

3.    Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee's status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee's other compensation. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Corporation.
4.    Dividend and Voting Rights. After the Date of Grant, the Grantee shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 7 below.

5.    Restrictions on Transfer. Prior to the time the shares of Restricted Stock subject to the Award have become vested, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than transfers to the Corporation or by will or the laws of descent and distribution.

6.    Stock Certificates.

(a)    Book Entry Form. The Corporation shall issue the shares of Restricted Stock subject to the Award either: (a) in certificate form as provided in Section 6(b) below; or (b) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.
(b)    Certificates to be Held by Corporation; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Corporation may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Sun Healthcare Group, Inc. A copy of such Agreement is on file in the office of the Secretary of Sun Healthcare Group, Inc.”
(c)    Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock in accordance with the terms hereof and the satisfaction of any and all related tax withholding obligations pursuant to Section 10, the Corporation shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 10). The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee's death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.
(d)    Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Grantee shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Corporation shall not deliver any share certificates in accordance with this Award Agreement unless and until the Corporation shall have received such stock power executed by the Grantee. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Grantee's attorney(s) in fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.
7.    Effect of Termination of Employment or Services. The Grantee's shares of Restricted Stock (and related Restricted Property as defined in Section 8 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested upon the first date the Grantee is no longer employed by or providing services to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of such employment or services, whether with or without cause, voluntarily or involuntarily; provided, however, that any then-outstanding and otherwise unvested shares of Restricted Stock subject to this Award shall vest as set forth in the Grant Notice if the Grantee's termination of employment or service is the result of a reason specified in the Grant Notice. If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of this Award Agreement, unless the Grantee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event. If the Grantee is not an employee or director of the Corporation or a Subsidiary, the Administrator shall be the sole judge for purposes of this Award Agreement whether the Grantee continues to render services to the Corporation or a Subsidiary and the date, if any, upon which such services shall be deemed to have terminated. Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation as of the date of forfeiture, without any other action by the Grantee (or the Grantee's beneficiary or personal representative in the event of the Grantee's death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation may exercise its powers under Section 6(d) hereof and take any other action necessary or advisable to evidence such transfer. The Grantee (or the Grantee's beneficiary or personal representative in the event of the Grantee's death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation. The Corporation shall have no obligation as to any shares of Restricted Stock that are forfeited pursuant to this Section 7.

8.    Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number of shares of Restricted Stock contemplated hereby and the number and kind of securities that may be issued in respect of the Award. If any adjustment shall be made under Section 7.1 of the Plan or an event described in Section 7.2 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

9.    Limitation on Benefits. Notwithstanding anything contained in this Award Agreement, the Plan or any other plan, arrangement or agreement to the contrary, but subject to the last sentence of this Section 9, if upon or following a change in the “ownership or effective control” of the Corporation or in the “ownership of a substantial portion of the assets” of the Corporation (each within the meaning of Section 280G of the Code), the tax imposed by Section 4999 of the Code or any similar or successor tax (the “Excise Tax”) applies, solely because of such transaction, to any payments, benefits and/or amounts received by the Grantee pursuant to the Plan, this Award Agreement, any retention bonus program, any employment or severance benefit plan, agreement or arrangement or otherwise (collectively, the “Total Payments”), then the Total Payments shall be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Total Payments to be subject to the Excise Tax; provided that such reduction to the Total Payments shall be made only if the total after-tax benefit to the Grantee is greater after giving effect to such reduction than if no such reduction had been made. If such a reduction is required, the Corporation shall reduce or eliminate the Total Payments by first reducing or eliminating any cash severance benefits, then by reducing or eliminating any equity awards the vesting or payment of which depends on an event other than the performance of services, then by reducing or eliminating any accelerated vesting of any other equity awards other than stock options, then by reducing or eliminating any accelerated vesting of stock options, then by reducing or eliminating any other remaining Total Payments, in each case in reverse order beginning with the payments which are to be paid the farthest in time from the date of the transaction triggering the Excise Tax. Subject to the next sentence, the preceding provisions of this Section 9 shall take precedence over the provisions of any other plan, arrangement or agreement governing the Grantee's rights and entitlements to any benefits or compensation. This Section 9 shall not apply to any Grantee who is entitled to a “gross up” or similar payment from the Corporation or any of its affiliates with respect to the Excise Tax.

10.    Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the shares of Restricted Stock subject to the Award. The Corporation may, in its sole discretion, withhold and reacquire a sufficient number of shares of Restricted Stock in connection with the vesting of the Restricted Stock at the then fair market value of the Common Stock (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy the minimum amount of any such withholding obligations that arise with respect to the vesting of the Restricted Stock. The Corporation may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. In the event that the Corporation cannot satisfy such withholding obligations by withholding and reacquiring shares of Restricted Stock, or in the event that the Grantee makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Stock or such Section 83(b) election.

11.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee's last address reflected on the Corporation's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer an employee of the Corporation or one of its Subsidiaries, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.    Plan. The Award and all rights of the Grantee under this Award Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and of this Award Agreement. The Grantee acknowledges reading and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.    Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16.    Governing Law. This Award Agreement and the rights of the parties hereunder with respect to the Award shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17.    Clawback Policy. The Plan and any awards under the Plan are subject to the terms of the Corporation's recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of any award under the Plan (including, without limitation and if an award is paid in shares, the repayment of any value received from a disposition of any such shares).

18.    Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.

19.    No Advice Regarding Grant. The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Restricted Stock (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. In the event the Grantee desires to make an election under Section 83(b) of the Code with respect to the Award, it is the Grantee's sole responsibility to do so timely. Except for the withholding rights set forth in Section 10 above, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Award.

[Remainder of page intentionally left blank.]

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Notice of Restricted Grant and the accompanying Terms and Conditions of Restricted Stock Award (together, the “Award Agreement”) between Sun Healthcare Group, Inc., a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of _____________, 20__, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual's name on the books of the Corporation and represented by stock certificate number(s) _______________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.
Dated _____________, ________
__________________________________
Signature
__________________________________
Print Name
(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Award Agreement without requiring additional signatures on the part of the Individual.)